Exhibit 99.1
Contact: Ray Wallin
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone: (408) 944-0800
Press Release
MICREL DECLARES 2012 FOURTH QUARTER
CASH DIVIDEND EARLY
San Jose, CA, December 7, 2012 - Micrel, Incorporated (Nasdaq NM: MCRL), a leading global manufacturer of IC solutions for the worldwide high performance linear and power, LAN and timing and communications markets, announced today that the Company's Board of Directors has authorized an accelerated quarterly cash dividend of $0.0425 per share of common stock. This accelerated dividend is intended by the Board to be in lieu of the quarterly dividend Micrel would have otherwise announced with its quarterly financial results for the fourth quarter of 2012. Micrel's CEO and largest shareholder did not vote on this matter. The payment of this accelerated dividend will be made on December 27, 2012 to shareholders of record as of December 18, 2012. The next opportunity for the Board to consider and approve the declaration of a dividend will be when Micrel announces its financial results for the first quarter of 2013 which ends on March 31, 2013.
About Micrel
Micrel, Inc. is a leading global manufacturer of IC solutions for the worldwide high performance linear and power, LAN and timing and communications markets. The Company's products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs. Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products. Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia. In addition, the Company maintains an extensive network of distributors and reps worldwide. Web: www.micrel.com.

For further information, contact Ray Wallin at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131, (408) 944-0800; or visit the Micrel website at: www.micrel.com.

“Safe Harbor” Statement: Statements in this press release relating to Micrel's future plans, expectations, beliefs, intentions and prospects, including the time frame for when the Board will next consider payment of a dividend, are “forward-looking statements” and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, wireless, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for LAN or timing and communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements and forecasts; the global economic situation; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel's common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; Micrel's operating cash flow, and economic and industry projections. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2011. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

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